                                                                    Exhibit 10.w

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
================================================================================

                                  NEWBURY PARK
                       WAFER SUPPLY AND SERVICES AGREEMENT

                                     among:

                             ALPHA INDUSTRIES, INC.
                             a Delaware corporation;

                                       and

                             CONEXANT SYSTEMS, INC.
                             a Delaware corporation;

                        ---------------------------------
                           Dated as of June 25th, 2002
                        ---------------------------------

================================================================================

                               TABLE OF CONTENTS

                                                                                                                PAGE
1.        DEFINITIONS........................................................................................     1

          1.1    "Buyer Spin-off"............................................................................     1
          1.2    "Buyer Subsidiary"..........................................................................     1
          1.3    "Competitor"................................................................................     1
          1.4    "Confidential Information...................................................................     1
          1.5    "Cycle Time"................................................................................     1
          1.6    "Delivery Note".............................................................................     2
          1.7    "Engineering Wafers"........................................................................     2
          1.8    "Final Test Services........................................................................     2
          1.9    "Party".....................................................................................     2
          1.10   "Pizza Mask Wafers" ........................................................................     2
          1.11   "Photomasks.................................................................................     2
          1.12   "Post Probe Processing Services"............................................................     2
          1.13   "Price".....................................................................................     2
          1.14   "Probe Services"............................................................................     2
          1.15   "Process Technology"........................................................................     2
          1.16   "Production Wafers".........................................................................     2
          1.17   "Purchase Order"............................................................................     2
          1.18   "Quality Specifications"....................................................................     2
          1.19   "Risk Production"...........................................................................     2
          1.20   "Services"..................................................................................     2
          1.21   "Specifications"............................................................................     2
          1.22   "Supplier Fab"..............................................................................     3
          1.23   "Wafers"....................................................................................     3

2.        PURCHASE AND SUPPLY OBLIGATIONS....................................................................     3

          2.1    Buyer Purchases.............................................................................     3
          2.2    Supplier Supply Obligations.................................................................     3

3.        WAFER AND SERVICES PURCHASES ......................................................................     5

          3.1    Scope.......................................................................................     5
          3.2    Process Technologies........................................................................     5
          3.3    Wafer Forecasts.............................................................................     5
          3.4    Purchase Orders.............................................................................     5
          3.5    Acceptance and Acknowledgement..............................................................     6
          3.6    Wafer Lots; Expedited Services..............................................................     6
          3.7    Pizza Mask Wafers...........................................................................     6

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                 PAGE
          3.8     Cancellation and Modifications to Orders ...................................................    6
          3.9     Materials...................................................................................    7
          3.10    Inactive Material...........................................................................    7
          3.11    Risk Production.............................................................................    7
          3.12    Rework......................................................................................    8
          3.13    NRE Services................................................................................    8
          3.14    Final Test and Probe Services...............................................................    8

4.        DELIVERY AND LOGISTICS .............................................................................    9

          4.1     Delivery....................................................................................    9
          4.2     Wafers......................................................................................    9
          4.3     Product Logistics...........................................................................    9

5.        PRICING AND PAYMENTS ...............................................................................    9

          5.1     Pricing and Invoices........................................................................    9
          5.2     Costs.......................................................................................    10
          5.3     Taxes.......................................................................................    10

6 .       TRACKING; REPORTING; AND AUDITS ....................................................................    10

          6.1     Wafer Tracking..............................................................................    10
          6.2     Reporting Requirements .....................................................................    10

7 .       WARRANTY AND DISCLAIMER ............................................................................    10

          7.1     Wafer Warranty .............................................................................    10
          7.2     Services Warranty...........................................................................    11
          7.3     Disclaimers.................................................................................    11

8 .       INDEMNIFICATION.....................................................................................    11

          8.1     Indemnification Obligations ................................................................    11
          8.2     Conditions..................................................................................    12
          8.3     Sole and Exclusive Remedy...................................................................    12

9.        CONFIDENTIALITY.....................................................................................    12

          9.1     Confidentiality Obligations.................................................................    12
          9.2     Exceptions..................................................................................    13
          9.3     Confidentiality of this Supply Agreement ...................................................    13
          9.4     Injunctive Relief...........................................................................    13

10.       LIMITATIONS OF LIABILITY............................................................................    13

          10.1    Disclaimer..................................................................................    13

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                 PAGE
          10.2    Liability Limitation........................................................................    13
          10.3    Basis of Bargain............................................................................    14

11.       TERM; TERMINATION...................................................................................    14

          11.1    Term........................................................................................    14
          11.2    Termination.................................................................................    14
          11.3    Termination for Non-Payment.................................................................    14
          11.4    Termination of Buyer Spin-off Agreements....................................................    14
          11.5    Effect of Termination.......................................................................    15

12.       GENERAL.............................................................................................    15

          12.1    Agency......................................................................................    15
          12.2    Governing Law; Venue and Jurisdiction.......................................................    15
          12.3    Dispute Resolution and Escalation...........................................................    15
          12.4    Third-Party Beneficiaries...................................................................    16
          12.5    Compliance with Law.........................................................................    16
          12.6    Force Majeure...............................................................................    16
          12.7    Amendment; Later Agreement..................................................................    16
          12.8    Assignment..................................................................................    16
          12.9    Notices.....................................................................................    17
          12.10   Waiver......................................................................................    17
          12.11   Severability................................................................................    17
          12.12   Counterparts and Facsimile..................................................................    17
          12.13   Rules of Construction.......................................................................    18
          12.14   Entire Agreement............................................................................    18

EXHIBIT A - PRICING...........................................................................................    20
EXHIBIT B - QUALITY SPECIFICATIONS ...........................................................................    21
EXHIBIT C - NEW PROCESS TECHNOLOGY PROCEDURES ................................................................    22
EXHIBIT D - WAFER CYCLE TIMES ................................................................................    23
EXHIBIT E - FINAL TEST AND PROBE SERVICES SUPPORT ............................................................    24
EXHIBIT F - DELIVERY AND LOGISTICS ...........................................................................    25
EXHIBIT G - REPORTS...........................................................................................    26

                NEWBURY PARK WAFER SUPPLY AND SERVICES AGREEMENT

         THIS WAFER SUPPLY AND SERVICES AGREEMENT (the "SUPPLY AGREEMENT") is entered into as of June 25th 2002 (the "EFFECTIVE DATE") by and between CONEXANT SYSTEMS, INC., a Delaware corporation ("BUYER") and ALPHA INDUSTRIES, INC., a Delaware corporation ("SUPPLIER").

                                    RECITALS

         A. Buyer desires, on the terms and conditions of this Supply Agreement, to purchase from Supplier semiconductor wafers and related foundry, manufacturing, probe, and other services.

         B. Supplier is willing to supply such wafers and services to Buyer on the terms and conditions of this Supply Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Supply Agreement, the Parties agree as follows:

                                   AGREEMENT

1. DEFINITIONS. Capitalized terms not expressly defined elsewhere in this Supply Agreement have the following meanings:

         1.1 "BUYER SPIN-OFF" means any entity (including, without limitation, Mindspeed) that is a successor of any portion of the business of Buyer resulting from a spin-off or divestiture of such business, regardless of whether or not Buyer retains an equity or ownership interest in such entity.

         1.2 "BUYER SUBSIDIARY" means any entity that at any time during the term of this Supply Agreement controls, is controlled by, or is under common control with Buyer, where control means direct or indirect ownership of fifty percent (50%) or more of the outstanding voting stock or other equity interests ordinarily having voting rights.

         1.3 "COMPETITOR" means a business entity which derives a material portion of its revenue (over the most recent three (3) year period) from sales of similar products in similar markets, as compared with the products and markets of a Party.

         1.4 "CONFIDENTIAL INFORMATION" shall mean (i) for information disclosed after the Effective Date, all non-public information disclosed by one Party to the other Party pursuant to this Supply Agreement that is identified as "confidential" or marked with a similar legend at the time of such disclosure or, if disclosed other than in writing, identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days, (ii) for information currently in the possession of the other Party as of the Effective Date, all non-public information that a reasonable person would have understood to be confidential, regardless of the form or manner of disclosure, (iii) any information obtained by one Party's employees or agents while on the premises of the other Party, which, under the circumstances, a reasonable person would have understood to be confidential, and (iv) any specifications or technical information related to Buyer's products (e.g., structure, design, layout) and Supplier's process technologies that are known to, or otherwise in the possession of, the other Party as of the Effective Date.

         1.5 "CYCLE TIME" means, with respect to a Wafer, Supplier's standard production cycle measured from the start of Wafer manufacture through shipment.

                                       1.

         1.6 "DELIVERY NOTE" means the delivery instructions provided by Buyer to Supplier for Wafers ordered by Buyer.

         1.7 "ENGINEERING WAFERS" means non-production Wafers manufactured by Supplier for qualification or testing and may include Pizza Mask Wafers.

         1.8 "FINAL TEST SERVICES" means the testing of circuits at the packaged level to meet the Specifications.

         1.9 "PARTY" means either Buyer or Supplier, as the context requires, and "Parties" means Buyer and Supplier collectively.

         1.10 "PIZZA MASK WAFERS" means multiple device designs on a single wafer.

         1.11 "PHOTOMASKS" means precision photographic quartz or glass plates containing microscopic images of integrated circuits for use as master images to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits and other semiconductor products.

         1.12 "POST PROBE PROCESSING SERVICES" means (i) grinding of Wafers to appropriate thickness; (ii) scribing of Wafers to commence die formation; (iii) die singulation; (iv) breaking dies along scribed markings; and (v) final singulation of each die.

         1.13  "PRICE" is defined in Exhibit A.

         1.14 "PROBE SERVICES" means electrical testing of individual semiconductor wafers on a substrate.

         1.15 "PROCESS TECHNOLOGY" means the systematic techniques, methods, or approaches used to manufacture, or test semiconductor chips or assemblies.

         1.16 "PRODUCTION WAFERS" means Wafers manufactured by Supplier after successful qualification and approval for mass production.

         1.17 "PURCHASE ORDER" means a written order for the purchase of a specified quantity of Wafers or Services submitted by Buyer to Supplier.

         1.18 "QUALITY SPECIFICATIONS" means the Wafer quality standards and criteria set forth in Exhibit B, as may they be modified by written agreement of the Parties from time to time.

         1.19 "RISK PRODUCTION" means Wafers specifically identified by Buyer in a Purchase Order as "Risk Production" that are to be manufactured by Supplier pursuant to Buyer's Specifications, but for which compliance with the Quality Specifications is specifically waived. "Risk Production" may include the following: unverified mask sets, unverified process changes, no supporting qualification data, and known design rule violations.

         1.20 "SERVICES" means Final Test Services, Post Probe Processing Services, Probe Services, or such other services described in this Supply Agreement, as applicable.

         1.21 "SPECIFICATIONS" means the technical specifications for the Wafers mutually agreed to in writing by the Parties, as they may be modified from time to time upon written agreement of the Parties.

                                       2.

         1.22 "SUPPLIER FAB" means the Newbury Park Wafer fabrication facility or other fabrication facilities owned or operated by Supplier.

         1.23 "WAFERS" means semiconductor wafers to be processed by Supplier including Engineering Wafers, Production Wafers, Pizza Mask Wafers, and Risk Production.

2.       PURCHASE AND SUPPLY OBLIGATIONS.

         2.1   BUYER PURCHASES.

               (a) BUYER PURCHASE ORDERS. During the term of this Supply Agreement, Buyer may submit Purchase Orders to Supplier for the purchase of Wafers and Services, as further described herein.

               (b) PURCHASES FOR CERTAIN ENTITIES. Supplier agrees that Buyer, as agent, may, at any time at the prices and in accordance with the terms and conditions established under this Supply Agreement, place orders for Wafers or Services on behalf of (i) third parties that are mutually agreed to by the Parties; (ii) Buyer Subsidiaries; (iii) Buyer Spin-Offs (excluding SpecialtySemi); and (iv) third parties for which Buyer has an obligation, existing as of the Effective Date, to provide Wafers. Notwithstanding the foregoing and for the avoidance of doubt, Supplier hereby acknowledges and agrees that Buyer may, at any time at the prices and in accordance with the terms and conditions of this Supply Agreement, place orders for Wafers or Services on behalf of Rockwell, SiRF, Mindspeed and Lumero. If Buyer places an order on behalf of a third party, Supplier will, at Buyer's direction, ship products ordered on behalf of such third party directly to such third party's facilities, as applicable. Supplier may invoice Buyer or such third party for such orders, it being understood that the applicable third party may pay the invoiced amount directly to Supplier, however, Buyer, as agent for such third party, shall remain jointly and severally liable for any such payments due to Supplier. Notwithstanding the foregoing, however, if any such third party is reasonably determined to be a Competitor of Supplier or its affiliates, Supplier may, upon six (6) months written notice to Buyer, refuse to fulfill orders for such third party; provided that Supplier will continue to manufacture, supply and provide to Buyer, in accordance with the Wafer purchase procedures in
Section 3, any Wafers ordered for such third party for delivery prior to the expiration of such six (6) month period.

               (c) BUYER SPIN-OFFS. The Parties acknowledge and agree that each Buyer Spin-off will have the right to enter into a supply agreement with Supplier on terms and conditions substantially similar to the terms and conditions set forth in this Supply Agreement and Supplier agrees to enter into such agreement upon Buyer Spin-off's request. Such Buyer Spin-off's purchases are subject to the Buyer Spin-off credit requirements set forth in Section
5.1 (c).

         2.2   SUPPLIER SUPPLY OBLIGATIONS.

               (a) SUPPLY OBLIGATIONS. Supplier shall use its reasonable commercial efforts to accept and fulfill all Purchase Orders submitted by Buyer for Wafers and Services that are within the forecasts submitted by Buyer. Subject to the availability of required materials, Supplier shall also use reasonable commercial efforts to accept and fulfill Purchase Orders for Wafers and Services insofar as not exceeding 120% of Buyer's forecasts; provided that in no event shall Supplier be required to reallocate capacity committed to other customers to accept and fulfill such Purchase Orders.

               (b) MANUFACTURING PROCEDURES. The Wafers will be manufactured and produced in accordance with and pursuant to the most current version of Supplier's Process Change Notice, Specification Number NPF-0570.

                                       3.

               (c) NOTICE REQUIREMENTS. If at any time Supplier believes or becomes aware that it may fail to comply in a material manner with its supply obligations under this Supply Agreement, or if Supplier believes or becomes aware that Buyer's forecasts or Purchase Orders for Wafers and Services, when taken in the aggregate, will exceed the maximum capacity or capability of the Supplier Fab, then Supplier will promptly notify Buyer in writing. However, without reduction of this commitment, Supplier shall have no monetary liability for its failure to do so. In addition, Supplier shall, on a quarterly basis, provide Buyer with an assessment of known and existing capacity issues at the Supplier Fab, any capacity issues anticipated over the next fifteen (15) month period, and the plan to remedy such issues.

               (d) DISCONTINUANCE OF WAFER PROCESS. Subject to the restrictions in this Section 2.2(d), Supplier may terminate the use of any Wafer process at the Supplier Fab designated as an "End-of-Life-Process." At least eighteen (18) months prior to the date the discontinuance of such process will commence, Supplier shall provide Buyer with written notice of its intent to terminate such Wafer process. Buyer may identify a suitably qualified alternative supplier of Wafers (the "FOLLOW-ON SUPPLIER"), which selection shall be subject to Supplier's approval (which shall not be unreasonably withheld or delayed). Upon selection of a qualified alternative supplier, Supplier shall prepare a transition plan specifically designed to ensure that there is minimal interruption in Buyer's supply of Wafers arising in the transfer of production to the Follow-On Supplier and obtain Buyer's written approval of such transition plan (which shall not be unreasonably withheld or delayed); however, failure to obtain Buyer's written approval shall not serve as grounds to extend the eighteen (18) month notice described in this Section 2.2(d). Supplier will at Buyer's expense, pre-approved by Buyer (which shall not be unreasonably withheld or delayed), work with Buyer to perform the transition in accordance with the Buyer-approved plan and will take all commercially reasonable steps to ensure a smooth transition. In addition, Buyer will have the right, until the expiration of eighteen (18) months from the date of Supplier's notice of discontinuance, to submit Purchase Orders for Wafers to be manufactured or tested with such Wafer process within such eighteen (18) month period. Supplier will manufacture, supply, and provide to Buyer, in accordance with the Wafer purchase procedures in Section 3, any such Wafers that are ordered for delivery prior to the expiration of such eighteen (18) month period. Buyer acknowledges that all such Purchase Orders placed during months seven (7) to eighteen (18) of the eighteen
(18) month notice period for Wafers manufactured or tested with an End-of-Life-Process (i) are non-cancelable and except for non conforming products are non-returnable and (ii) unless mutually agreed otherwise, will not exceed the total quantity of such Wafers manufactured or tested with such End-of-Life-Process ordered during the eighteen (18) month period immediately prior to the end-of-life notice provided under this section. The foregoing obligations are in addition to Supplier's other obligations under this Supply Agreement.

               (e) CLOSING OF SUPPLIER FAB. Supplier shall notify Buyer at least eighteen (18) months prior to the date that Supplier intends to commence any closure, in whole or in part, of the Supplier Fab. If Buyer elects to do so, Buyer may identify a suitably qualified alternative supplier of Wafers (the "FOLLOW-ON SUPPLIER"), and subject to Supplier's approval (which shall not be unreasonably withheld or delayed), Supplier shall prepare a transition plan specifically designed to ensure that there is minimal interruption in Buyer's supply of Wafers arising in the transfer of production to the Follow-On Supplier and obtain Buyer's written approval of such transition plan (which shall not be unreasonably withheld or delayed); however, failure to obtain Buyer's written approval shall not serve as grounds to extend the eighteen (18) month notice described in this Section 2.2(e). Supplier will seek to perform the transfer of Wafer processing technology in accordance with the Buyer-approved plan and will at Buyer's expense take all commercially reasonable steps to ensure a smooth transition of the Wafer processing. Buyer shall reimburse Supplier for Supplier's reasonable direct and indirect expenses incurred by Supplier, and pre-approved by Buyer, in transitioning such technology to the designated foundry. Buyer will have the right, until the expiration of such eighteen (18) month period, to continue to submit

                                       4.

Purchase Orders for Wafers to Supplier to be manufactured or tested within such eighteen (18) month period. Supplier will continue to manufacture, supply, and provide to Buyer, in accordance with the Wafer purchase procedures in Section 3, any such Wafers that are ordered. Buyer acknowledges that all such Purchase Orders placed during months seven (7) to eighteen (18) of the eighteen (18) month notice period for Wafers manufactured or tested at the Supplier Fab which is the subject of the closure notice (i) are non-cancelable and except for non-conforming products are non-returnable and (ii) unless mutually agreed otherwise, will not exceed the total quantity of such Wafers manufactured or tested ordered during the eighteen (18) month period immediately prior to the closure notice provided under this section. The foregoing obligations are in addition to Supplier's other obligations under this Supply Agreement.

3.       WAFER AND SERVICES PURCHASES.

         3.1 SCOPE. Upon receipt of an applicable Purchase Order, Supplier shall provide management, planning and procurement of Wafers and Services for Buyer. If Probe Services or Final Test Services are ordered, all equipment and test programs for such Services shall be provided and maintained by Buyer, provided that Supplier shall be responsible for providing test floor and labor for such Services. Post Probe Processing Services shall be ordered on a separate Purchase Order.

         3.2   PROCESS TECHNOLOGIES.

               (a) DEVELOPED AND QUALIFIED. Buyer will have the right to purchase Wafers manufactured and Services provided through the use of any Process Technologies developed and qualified for full-scale production at the Supplier Fab as of the Effective Date under the terms and conditions of this Supply Agreement.

               (b) NEW TECHNOLOGIES NOT IN DEVELOPMENT. Buyer will not be entitled under this Supply Agreement to purchase Wafers manufactured and Services provided through the use of Process Technologies that are not not developed or qualified for full-scale production at the Supplier Fab as of the Effective Date. Supplier and Buyer may mutually agree on the terms and conditions of the development of such Process Technologies and the supply of Wafers and Services by Supplier to Buyer utilized such Process Technologies in a separate agreement.

         3.3 WAFER FORECASTS. On or about the last day of each calendar month during the term of this Supply Agreement, Buyer will provide to Supplier a rolling forecast, covering a minimum period of twelve (12) months, of Buyer's expected order volumes for Wafers and Services. Buyer's forecasts are for planning purposes only and will not bind Buyer in any respect. Each such forecast will include, as applicable: (i) the number of Wafers by Process Technology and probe platform; (ii) the number of hours by probe platform; and
(iii) the number of hours by tester platform. Only a written Purchase Order delivered in accordance with Section 3.4 will bind Buyer to purchase specified volumes of Wafers or Services. Buyer may change or update the forecasts delivered hereunder at any time upon notice to Supplier.

         3.4 PURCHASE ORDERS. All Purchase Orders will conform to the Cycle Times, lead times and other pertinent details itemized in the Exhibits. Wafers delivered more than thirty (30) days before scheduled date(s) may be returned to Supplier. Partial shipments are permitted. Buyer will submit Purchase Orders to Supplier to cover Buyer's expected purchases of Wafers and Services. Each Purchase Order for Wafers and Services will specify, as appropriate, the applicable Purchase Order number, Wafer part number and revision level, quantity, additional component parts required by Buyer, testers to be used, price, delivery date, ship-to address, and other applicable information as determined by Buyer. Supplier

                                       5.

will not commence manufacturing of the Wafers or providing of Services until Buyer has issued a Purchase Order.

         3.5 ACCEPTANCE AND ACKNOWLEDGEMENT. Subject to the limitations set forth in Section 2.2(a), within three (3) business days after receipt, Supplier shall use reasonable commercial efforts to accept all Buyer orders for Wafers and Services in accordance with the delivery dates specified therein. Within three (3) business days after receipt of each Purchase Order, Supplier will acknowledge such Purchase Order in writing by fax, e-mail notice, or electronic data interchange ("EDI") to Buyer's purchasing agent identified on the face of the Purchase Order. Such acknowledgement shall include Supplier's committed delivery date for the order; provided that, in establishing such delivery date, Supplier shall use commercially reasonable efforts to comply with the delivery dates specified in Buyer's Purchase Order and to meet or reduce the Wafer Cycle Times set forth in Exhibit D. The Wafer process Cycle Times set forth in Exhibit D shall be updated quarterly, upon mutual agreement of the Parties. If at any time during the production of such Wafers or the providing of Services, Supplier becomes aware that the delivery may be delayed by more than one (1) business day, Supplier shall promptly provide Buyer with written notice of such delivery date change or any applicable quantity change.

         3.6 WAFER LOTS; EXPEDITED SERVICES. Unless otherwise agreed to in writing by the Parties, Production Wafers shall be ordered by Buyer and delivered by Supplier in lots of twenty (20) Wafers and Engineering Wafers shall be ordered by Buyer and delivered by Supplier in lots of five ( 5 ) to twenty
(20) Wafers. At Buyer's request and to the greatest extent possible consistent with Supplier's normal production and operational requirements and without undue impact to Supplier's other production, Supplier will use reasonable commercial efforts to provide priority processing of Production Wafer lots, Engineering Wafer lots, and Risk Production. Notwithstanding the foregoing, Supplier shall have no liability for failure to actually provide priority processing. Supplier shall provide up to one (1) priority lot to be processed at any one time at no additional cost to Buyer (herein, the "Allowable Expedited Lot"). If the number of Allowable Expedited Lots requested by Buyer at any given time is exceeded, Buyer will be required to pay any additional costs, as mutually agreed by the Parties, for any such additional lots for which priority processing is actually provided by Supplier.

         3.7 PIZZA MASK WAFERS. Buyer may submit Purchase Orders for Pizza Mask Wafers, and Supplier shall fulfill such orders, provided that (i) the only testing of Pizza Mask Wafers required to be performed by Supplier will be parametric testing; and (ii) Supplier will deliver Pizza Mask Wafers in wafer form.

         3.8 CANCELLATION AND MODIFICATIONS TO ORDERS. Buyer may cancel, modify or reschedule a Purchase Order as set forth in this Section 3.8.

               (a) CANCELLATION BEFORE PROCESS START. For each Purchase Order for which processing of the Wafers or performance of the Services has not yet been started, Buyer may cancel or modify a Purchase Order without penalty by delivering to Supplier a written notice of cancellation or modification not less than four (4) business days before the start of processing or performance. Such cancellation shall be without charge or penalty, except that Buyer shall be obligated to purchase and pay for any materials acquired in respect of Supplier's anticipated production or Services for Buyer under the cancelled order(s), as set forth in Section 3.9.

               (b) RESCHEDULING. For each Purchase Order, Buyer may reschedule the delivery one or more times without penalty by delivering to Supplier a written notice rescheduling such delivery at least thirty (30) days prior to the originally scheduled delivery date. The maximum time a delivery may be delayed is ninety (90) days beyond its originally scheduled delivery date.

                                       6.

               (c) CANCELLATIONS AFTER PROCESS START. If Buyer cancels a Purchase Order for Wafers after the date the processing of such Wafers has been started, then as Buyer's sole liability, and Supplier's sole remedy, for such cancellation, Buyer will pay to Supplier, an amount equal to the purchase price for such cancelled Wafers prorated for the amount of processing completed at the time of notice of cancellation, as set forth in Exhibit A.

               (d) CANCELLATION FOR LATE DELIVERY. Notwithstanding any of the foregoing, Buyer may cancel any Purchase Order, in whole or in part and without penalty, if Supplier does not deliver the Wafers within six (6) weeks after Supplier's committed delivery date; provided that there are no extenuating circumstances causing the delay (e.g., a Lot is dropped and scrapped in line, the Supplier Fab goes down, or a materials issues). If extenuating circumstances may or are causing such a delay, Supplier shall notify Buyer in writing of such extenuating circumstances, along with the projected delivery date for the delayed Wafers, and the parties shall cooperate in good faith to identify and implement a mutually agreeable resolution including, without limitation, Supplier providing priority processing of such Wafers at no additional charge to Buyer. In the event that extenuating circumstances scraps a Lot in line, Supplier shall notify Buyer in writing of such event and Buyer may, at Buyer's discretion, either approve the restart of the Lot or cancel the Lot without penalty.

         3.9   MATERIALS. Except as otherwise specified in Section 3.1,
Supplier shall be responsible for procuring all materials required to manufacture the quantity of Wafers and to provide the Services ordered by Buyer. When purchasing such materials, Supplier shall, at a minimum, procure quantities of materials in such volume to cover shrinkage and scrap associated with the fabrication process. Supplier will use commercial efforts to plan its procurement of epitaxial wafers and other production materials consistent with the first four (4) months of the Buyer's forecast. Supplier agrees to use reasonable commercial efforts to exercise prudent materials resource planning to not procure such materials in advance of the time reasonably required to meet projected production requirements and to mitigate Buyer's materials liability hereunder.

         3.10 INACTIVE MATERIAL. Material purchased to support Buyer forecasts, as set forth in Section 3.9, which is not consumed within four (4) months of the material's anticipated time of utilization will be considered "INACTIVE MATERIAL". Thereafter, Supplier may invoice Buyer for Supplier's cost of all Inactive Material, and Buyer shall pay such invoice within thirty (30) days of its receipt. Upon such payment, the Inactive Material will then be segregated as Buyer furnished material and if later consumed by Buyer will be credited towards the purchase price. Subject to payment, Inactive Material not consumed within three hundred and sixty (360) days of receipt will, at Buyer's option, be scrapped, processed for reclamation, or delivered to Buyer.

         3.11 RISK PRODUCTION. At Buyer's request and subject to an applicable Purchase Order and the orderly operation of Supplier's production, Supplier shall consider Buyer's request to provide Risk Production to Buyer. With all Purchase Orders for Risk Production, Buyer shall provide a written statement setting forth the risk factors or any special circumstances related to the Risk Production and specifying the lot size and quantity of Risk Production to be provided. Supplier's acknowledgement, including Supplier modification to such written statement, if any, will be included as part of a Purchase Order for Risk Production and shall be deemed an acknowledgement of such risks or circumstances. Supplier shall use reasonable commercial efforts to provide processing of Risk Production consistent with its ongoing operations and other business. Risk Production is offered as a Service hereunder. Without limitation, Supplier extends no warranties of any kind, express or implied, beyond Supplier's undertaking to use reasonable commercial efforts in the course of the fabrication of Risk Production. Without limitation, compliance with the Quality Specifications and Section 7.1 and Section 7.2 shall not apply to Risk Production.

                                       7.

         3.12 REWORK. Upon Buyer's request and as accepted in Supplier's acknowledgement, Supplier shall provide Wafer rework services for Buyer. Buyer shall pay Supplier for rework in accordance with the pricing set forth in Exhibit A; provided that Supplier remains solely responsible for any and all rework required for Wafers that do not conform to the Specifications or do not meet the Quality Specifications.

         3.13 NRE SERVICES. At Buyer's request and as accepted in Supplier's acknowledgement, Supplier shall provide non-recurring engineering services for new Wafers. The Parties shall negotiate in good faith the terms and conditions and any applicable costs associated with such engineering services.

         3.14 FINAL TEST AND PROBE SERVICES. Supplier agrees to provide Final Test Services and Probe Services support on Buyer owned testers located at the Newbury Park Wafer fabrication facility on May 1, 2002. Consistent with Supplier's practices as of May 1, 2002, or as otherwise agreed by the Parties, Supplier will provide the required floor space, required operators, production control services (e.g., WIP reports and lot travelers) and quality services (e.g., incoming and outgoing inspections). Supplier will also coordinate calibration activities at Buyer's expense. The Final Test Services and Probe Services are described in more detail in Exhibit E.

               (a) COSTS. These Final Test Services and Probe Services will be provided at the following agreed charges, intended to approximate Supplier's costs in providing such Services. The minimum charge per quarter is $162,500. The minimum charge includes one set of operators (i.e., 4 people, 1 per shift) of $40,000 per quarter, the fixed facility charge of $60,000 per quarter, and a fixed rate of $62,500 per quarter for general support. As of the Effective Date, Buyer and Supplier agree that the Services will include two (2) sets of operators, resulting in an initial operators' charge of $80,000 per quarter for labor, or a total initial charge of $202,500 per quarter for Final Test Services and Probe Services.

               (b) CHANGE IN SUPPORT LEVELS. The parties anticipate that a set of operators can maintain an average of three (3) testers across all four (4) shifts. With ninety (90) days written notice, Buyer can request Supplier to increase or decrease the number of sets of operators, and Supplier shall make reasonable commercial efforts to respond to such requests. In the event that Buyer reduces its requirement for operators with less than one hundred and eighty (180) days' notice, provided Supplier cannot successfully reassign any surplus operator to another appropriate position without prejudice to Supplier's staffing practices and requirements, Buyer will be responsible for, and shall promptly reimburse Supplier for, Supplier's severance costs (including without limitation any salary and benefit continuation for a period of four (4) weeks plus one (1) week for every year of service and operator level outplacement services) pertaining to any such terminated operator. Supplier agrees that it will not give preferential treatment to any such terminated employee, as compared to the manner in which Supplier would handle termination of other comparably situated employees. The general overhead charge stated above (i.e., $162,500) will support up to three (3) sets of operators. If Buyer would like to increase the number of operators over three (3) sets of operators, the Parties shall mutually agree on an equitably increased general overhead charge.

               (c) TERMINATION. The minimum length of the Final Test Service and Probe Service support will be twelve (12) months from the Effective Date. With ninety (90) days written notice, Buyer may terminate or continue the Services for another six (6) months (to eighteen (18) months total). If Buyer requests the extension, Supplier must continue to provide the Services through such eighteen (18)-month term. Conditional upon Buyer exercising its first extension rights, ninety (90) days prior to the end of the eighteen (18) months, Buyer must notify Supplier whether the Services will be renewed for another six
(6)-month period (to twenty-four (24) months total). If Buyer requests the extension, Supplier must

                                       8.

continue to provide the service through such twenty-four (24)-month term. Ninety
(90) days prior to the end of the twenty-four (24) months, Buyer and Supplier may mutually agree to extend the Services. Any agreement in extending Services beyond twenty-four (24) months, must be mutually agreed to between Supplier and Buyer. Once the service has been terminated, Buyer shall remove all its equipment from the Supplier Fab in a prompt manner and at Buyer's expense; all such activities shall be conducted in accordance with Supplier's reasonable requirements, and coordinated in a manner not to disrupt Supplier's activities. Buyer shall repair all damage to Supplier's premises caused by such removal.

               (d) TAXES. Buyer shall be responsible for the prompt and timely payment of all taxes arising with respect to its test equipment located at Supplier's premises under this Agreement.

4.       DELIVERY AND LOGISTICS.

         4.1 DELIVERY. All Wafers delivered to Buyer shall be delivered F.O.B. the Supplier Fab. Title to and risk of loss of the Wafers will pass to Buyer upon delivery of the Wafers to the carrier.

         4.2 WAFERS. Supplier shall process all deliveries of those Wafers that have completed the manufacturing processes, and wafers provided by Buyer for Services, in accordance with the shipping instructions included in the Delivery Note or otherwise communicated to Supplier in writing. In the absence of any such instructions, Supplier will determine the method of shipment and select the carrier. Buyer will pay, or reimburse Supplier for, all shipping and handling charges. If Supplier is required to pay such charges to the carrier, Supplier will include such charges as a line item in an invoice to Buyer and Buyer will pay such amount in accordance with Section 5.1. Supplier shall use commercially reasonable efforts to complete all such processing within one (1) business day from the receipt of the Delivery Note. All Wafers shipped by Supplier to Buyer under this Supply Agreement will be accompanied by appropriate documentation regarding shipping location, lot identification numbers, Buyer product number, quantity shipped, customer name, shipping date, and purchase order number. At Buyer's request and insofar as consistent with Supplier's capabilities and established business practices, shipped Wafers may also include relevant testing data in either hard or soft copy, and may be accompanied by an exception report to the extent that one exists.

         4.3 PRODUCT LOGISTICS. Supplier will provide work-in-process management Services for Buyer as further described in Exhibit F. Supplier shall use reasonable commercial efforts to complete these transactions in a timely manner.

5.       PRICING AND PAYMENTS.

         5.1   PRICING AND INVOICES.

               (a) WAFERS. Supplier will invoice Buyer for Wafers at the applicable Wafer price calculated pursuant to Exhibit A in effect on the date of Supplier's acceptance of the Purchase Order. Each such invoice shall be dated on or after the date such Wafers are shipped and shall itemize the Wafers delivered and any applicable shipping charges pursuant to Section 4.2. Buyer will pay any amounts due on such invoices within thirty (30) days of receipt of the invoice.

               (b) SERVICES. Supplier will invoice Buyer for Services upon completion the applicable Service. Pricing for such Services shall be in accordance with Exhibit A. All invoices for Services shall itemize the Services actually performed, materials, material burden, and costs associated with any changes approved in writing by Buyer. Buyer will pay any amounts due on such invoices within thirty (30) days of receipt of the invoice.

                                       9.

               (c) CREDIT REQUIREMENTS. If based on a then-current credit report of a Buyer Spin-off, Supplier has an issue with the credit of such Buyer Spin-off, Supplier shall notify such Buyer Spin-off in writing of such issue and Buyer Spin-off shall have a period of sixty (60) days to resolve the credit issue. If such issue is not resolved within such sixty (60) day period, Supplier reserves the right to limit Buyer Spin-off's purchases to a reasonable amount, such amount to be based on a then-current credit report of the Buyer Spin-off and mutually agreed to by Supplier and Buyer Spin-off. The foregoing shall apply to Buyer Spin-off, notwithstanding Buyer Spin-off entering into a separate agreement with Supplier and assuming the rights and obligations of "Buyer" hereunder. In addition, in the event Buyer (i.e., Conexant Systems, Inc.) does not make timely payment on Supplier's invoices and such issue is not resolved within sixty (60) days' of receipt of Supplier's written notice of such payment delays, Supplier reserves the right to limit Buyer's purchases to a reasonable amount, such amount to be based on a then-current credit report of Buyer and mutually agreed to by Supplier and Buyer.

         5.2 COSTS. Except as otherwise provided herein or agreed to in writing by the Parties, each Party will be solely responsible for the costs and expenses it incurs in performing its obligations under this Supply Agreement.

         5.3 TAXES. Buyer will be responsible for payment of any and all taxes or related governmental charges ("TAXES") imposed on or arising from Buyer's purchase of Wafers or Services under this Supply Agreement, excluding any Taxes on the net income or net worth of Supplier. Taxes shall be specifically identified by Supplier as a separate line item on Supplier's invoices provided pursuant to Section 5.1. Upon Buyer's request, Supplier will provide Buyer with copies of official receipts for the payment of any such Taxes, and any other information and documents Buyer may reasonably request in order to verify the payment of such amounts to the appropriate governmental entity.

6.       TRACKING; REPORTING; AND AUDITS.

         6.1 WAFER TRACKING. All Wafers manufactured and delivered by Supplier to Buyer shall have backward and forward traceability sufficient to enable Supplier to identify (i) the processes and materials used in the manufacture of such Wafers; (ii) the batches or lots of such materials; and (iii) other Wafers in the same or sequential lots. Such information shall be provided to Buyer, upon Buyer's request.

         6.2 REPORTING REQUIREMENTS. Supplier shall provide Buyer with the reports specified in Exhibit G, in accordance with frequency or schedule set forth therein. All such reports shall be in writing and provided to Buyer in the form (e.g., electronic form) specified in Exhibit G, or otherwise mutually agreed to in writing by the Parties.

7.       WARRANTY AND DISCLAIMER.

         7.1 WAFER WARRANTY. For a period of ninety (90) days from the date of delivery (the "Wafer Warranty Period"), Supplier warrants that the Wafers delivered hereunder will conform to the applicable Specifications, will be manufactured in accordance with the Quality Specifications, and will be free from defects in material, manufacturing and workmanship. Supplier shall, at Buyer's option, promptly provide replacement Wafers for such defective Wafers or credit Buyer's account for the amount paid by Buyer for such defective Wafers. This warranty shall not apply to any Wafers which, after delivery to Buyer, have been (i) repaired or altered (except by, or under the direction, of Supplier) or
(ii) damaged or subjected to abuse or misuse. Warranty claims hereunder shall be made by Buyer by making a written warranty claim within the Wafer Warranty Period. Except as otherwise instructed by Supplier, Buyer shall return all defective Wafers to Supplier for inspection. Before returning Wafers, Buyer shall request and obtain a

                                      10.

Return Material Authorization ("RMA") number from Supplier, and will display such RMA number on the packaging of such returned Wafers. Replacement Wafers will be warranted in accordance with this Section 7.1. THE FOREGOING REPRESENTS BUYER'S SOLE REMEDY AND SUPPLIER'S SOLE LIABILITY IN THE EVENT OF A BREACH OF THE WAFER WARRANTY IN THIS SECTION 7.1.

         7.2 SERVICES WARRANTY. For a period of ninety (90) days from completion of performance of the applicable Service (the "Services Warranty Period"), Supplier warrants that such Services will be provided in accordance with performance metrics mutually agreed by the Parties including, without limitation, quality, yield, and Cycle. Time and, in any event, in a professional and workmanlike manner. If, during the Services Warranty Period, Supplier is notified in writing of any breach of this warranty, then Supplier shall, at Buyer's option and as Supplier's sole liability with respect to such breach of warranty, promptly re-perform such Services or credit Buyer for such Services. Re-performed Services will be warranted in accordance with this Section 7.2. THE FOREGOING REPRESENTS BUYER'S SOLE REMEDY AND SUPPLIER'S SOLE LIABILITY IN THE EVENT OF A BREACH OF THE SERVICES WARRANTY IN THIS SECTION 7.2.

         7.3 DISCLAIMERS. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SUPPLY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED OR OTHERWISE, IN CONNECTION WITH THIS SUPPLY AGREEMENT OR ANY WAFERS OR SERVICES PROVIDED UNDER THIS SUPPLY AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NONINFRINGEMENT.

8.       INDEMNIFICATION.

         8.1   INDEMNIFICATION OBLIGATIONS.

               (a) BUYER INDEMNITY. Buyer will defend at its own expense any claim, suit, or action (collectively, "CLAIMS") asserted or brought against Supplier by a third party to the extent that such Claim is based on a claim that Supplier's compliance with Buyer's specifications or designs in the production or sale of Wafers required the infringement of any United States patent or mask work or misappropriation of any trade secret (a "BUYER INFRINGEMENT CLAIM"). Buyer will pay such damages awarded against Supplier by a court of competent jurisdiction, or agreed to in a monetary settlement of any such Claim by Buyer, to the extent that such damages are directly attributable to a Buyer Infringement Claim. Buyer's indemnification obligation will not apply to Buyer Infringement Claims that result from or are attributable to (a) any modifications, combinations, or improvements made to the design or specification as furnished to Supplier by Buyer (except for modifications, combinations and improvements requested by Buyer); or (b) use of the design or specification by Supplier for any purpose other than providing Wafers or Services to Buyer, if such claim under (a) or (b) would not have arisen but for such modification, combination, improvement or use.

               (b) SUPPLIER INDEMNITY. Supplier will defend at its own expense any Claims asserted or brought against Buyer by a third party to the extent that such Claim is based on a claim that Supplier's technology, equipment, or methods used to manufacture the Wafers or to provide the Services infringes any United States patent or mask work or misappropriates any trade secret (a "SUPPLIER INFRINGEMENT CLAIM"). Supplier will pay such damages awarded against Buyer by a court of competent jurisdiction, or agreed to in a monetary settlement of any such Claim by Supplier, to the extent that such damages are directly attributable to a Supplier Infringement Claim. Supplier's indemnification obligation will not apply to Supplier Infringement Claims that result from or are attributable to (a) compliance with

                                      11.

Buyer's designs or specifications; (b) any modifications, combinations, or improvements made to the Wafers after delivery to Buyer; or (c) use of the Wafers or Services for any unintended purpose, if such claim under (a), (b), or
(c) would not have arisen but for such compliance, modification, combination, improvement or use. In the event the Wafers or Services are deemed to infringe and their manufacture, use or sale is enjoined, Supplier shall, at its option, either (i) arrange for Buyer to have the right to continue using the Wafers or receiving the Services, or (ii) provide replacement Wafers or Services with non-infringing comparable wafers or services meeting Buyer's requirements. If neither of the foregoing in (i) or (ii) are commercially practicable, then Supplier shall accept return of the Wafers, discontinue the Services, and refund Buyer's purchase price in respect of the Wafers and/or Services, as the case may be.

         8.2 CONDITIONS. The obligations of the indemnifying Party (the "INDEMNIFYING PARTY") under Section 8.1 with respect to a Buyer Infringement Claim or Supplier Infringement Claim (as applicable) (an "INFRINGEMENT CLAIM") are subject to the following conditions: (a) the indemnified Party (the "INDEMNIFIED PARTY") must promptly notify the Indemnifying Party in writing of such Infringement Claim; (b) the Indemnifying Party must have sole control of the defense and settlement of the Infringement Claim; and (c) the Indemnified Party must fully cooperate with and provide reasonable assistance to the Indemnifying Party in the defense and settlement of such Infringement Claim (which includes furnishing to the Indemnifying Party all evidence in the possession of the Indemnified Party that is relevant to such Infringement Claim). Solely to the extent a proposed settlement or stipulated judgment adversely affects the Indemnified Party, the Indemnifying Party will not accept such settlement or stipulated judgment of any Buyer Infringement Claim or Supplier Infringement Claim (as applicable) without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld. The Indemnifying Party will have no liability under this Section 8 for any costs, losses, liabilities, or damages resulting from the willful acts of the Indemnified Party or any settlement or compromise incurred or made by the Indemnified Party without the Indemnifying Party's prior written consent. The Indemnified Party will have the right to participate, at its own expense, in the defense or settlement of the Infringement Claim.

         8.3 SOLE AND EXCLUSIVE REMEDY. THIS SECTION 8 STATES THE INDEMNIFYING PARTY'S ENTIRE LIABILITY AND THE INDEMNIFIED PARTY'S SOLE REMEDY WITH RESPECT TO THE INFRINGEMENT, VIOLATION OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY ARISING FROM OR RELATING TO THIS SUPPLY AGREEMENT. Each Party's obligations under this Section 8 are subject to the limitations of liability set forth in Section 10.

9.       CONFIDENTIALITY.

         9.1 CONFIDENTIALITY OBLIGATIONS. The receiving Party ("RECIPIENT") will hold the Confidential Information of the disclosing Party ("PROVIDER") in confidence and, except as set forth herein or allowed under Section 9.2, will not disclose, provide, or otherwise make available such Confidential Information to any person other than Recipient's employees and independent contractors who need to have access to such Confidential Information in order for the Recipient to exercise its rights or perform its obligations under this Supply Agreement. The Recipient will inform each such employee and independent contractor of the Recipient's confidentiality obligations under this Supply Agreement, and will ensure that each such employee and independent contractor has signed a non-disclosure agreement containing terms no less restrictive than the terms of this Section 9. Each Party will be liable for any breach of this Section 9.1 by any of its employees or independent contractors. The Recipient will use the Provider's Confidential Information solely to exercise its rights or perform its obligations under this Supply Agreement and for no other purpose. The Recipient will protect the confidentiality of the Provider's confidential Information using at least the same efforts Recipient uses to protect its own

                                      12.

confidential and proprietary information of similar nature, but in no event less than reasonable efforts. The Recipient will return the Provider's Confidential Information to the Provider promptly upon the Provider's request or termination of this Supply Agreement; provided that, if the Recipient has continuing rights or obligations or liabilities under this Supply Agreement, the Recipient may retain a copy of any Provider Confidential Information reasonably required to exercise its rights or perform such obligations solely for the period of time required to meet such obligations. Supplier acknowledges and agrees that Buyer may disclose the Confidential Information of Supplier to Buyer Subsidiaries and employees of such Buyer Subsidiaries, in accordance with the restrictions set forth above and Buyer will be liable for any breach of this Section 9.1 by such Buyer Subsidiaries or its employees.

         9.2 EXCEPTIONS. Disclosure of Confidential Information will be permitted to the extent required to comply with a valid order of a court or governmental authority with jurisdiction over the Recipient, provided that the Provider has been given timely notice of such requirement and that the Recipient must cooperate with the Provider to limit the scope and effect of such order. The Recipient's obligations under Section 9.1 with respect to any Confidential Information of the Provider will terminate if and when the Recipient can prove by clear and convincing evidence that such Confidential Information (i) was rightfully in possession of the Recipient, without restriction, prior to disclosure; (ii) was rightfully received by the Recipient without restriction from a third party not owing a duty of confidentiality to the Provider; (iii) is generally available to the public without fault of the Recipient; or (iv) is independently created by the Recipient.

         9.3 CONFIDENTIALITY OF THIS SUPPLY AGREEMENT. Neither Party will disclose any terms of this Supply Agreement to anyone other than (i) its attorneys, accountants, and other professional advisors under a duty of confidentiality; (ii) its subsidiaries, spin-offs, and, in the event of a merger or acquisition, prospective successor, all of the foregoing under a duty of confidentiality; and (iii) as required by law or pursuant to a mutually agreeable press release.

         9.4 INJUNCTIVE RELIEF. Each Party acknowledges and agrees that the other Party would suffer irreparable harm for which monetary damages would be an inadequate remedy if there were a breach of obligations under Section 9.1. Each Party further acknowledges and agrees that equitable relief, including injunctive relief, may be appropriate to protect the other Party's rights and interests if such a breach were to arise, were threatened, or were asserted.

10.      LIMITATIONS OF LIABILITY.

         10.1 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SUPPLY AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS SUPPLY AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         10.2 LIABILITY LIMITATION. IN NO EVENT WILL EITHER PARTY'S AGGREGATE, CUMULATIVE LIABILITY TO THE OTHER ARISING OUT OF OR RELATING TO THIS SUPPLY AGREEMENT, INCLUDING ANY APPLICABLE PENALTIES, EXCEED THE GREATEST OF: (a) $250,000 OR (b) THE AGGREGATE OF ALL AMOUNTS PAID AND/OR OWED TO SUPPLIER PURSUANT TO THIS SUPPLY AGREEMENT DURING THE PRECEEDING 12-MONTH PERIOD. THIS LIMITATION ON LIABILITY IS CUMULATIVE WITH ALL PAYMENTS BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS OR SUITS WILL NOT ENLARGE THE LIMIT.

                                      13.

         10.3 BASIS OF BARGAIN. EACH PARTY ACKNOWLEDGES THAT THE MUTUAL LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 10 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS SUPPLY AGREEMENT AND THAT EACH PARTY WOULD NOT ENTER INTO THIS SUPPLY AGREEMENT WITHOUT THESE LIMITATIONS ON LIABILITY.

11.      TERM; TERMINATION.

         11.1 TERM. This Supply Agreement will take effect on the Effective Date and will remain in effect for a period of three (3) years from the Effective Date (the "INITIAL TERM"), unless earlier terminated in accordance with this Section 11. Following the Initial Term, this Supply Agreement may be renewed for additional one-year renewal terms (each a "RENEWAL TERM"), upon mutual agreement of the Parties.

         11.2 TERMINATION. This Supply Agreement, or any Purchase Order issued hereunder, may be terminated as follows:

               (a) immediately upon written agreement of the Parties;

               (b) immediately upon the expiration of the ninety (90) day cure period, if a Party materially breaches any provision of this Supply Agreement and such breach is not cured within ninety (90) days after written notice of such breach is furnished by the non-breaching Party;

               (c) during the continuance of any material breach, by either Party, at its discretion immediately upon providing written notice to the other Party, if within any period of twelve (12) months there are three (3) or more material breaches or failures by the other Party that would constitute grounds for termination pursuant to this Section 11.2 (without giving effect to cure periods), regardless of whether such breaches or failures were cured within the applicable cure periods; or

               (d) immediately upon written notice by either Party, at its discretion, if (i) the other Party becomes insolvent, admits in writing its inability to pay its debts as they become due, or files or has filed against it any proceeding in bankruptcy or for reorganization under any federal bankruptcy law or similar state law, or has any receiver appointed for all or a substantial part of such Party's assets or business, or makes any assignment for the benefit of its creditors, or enters into any other proceeding for debt relief, and such proceeding is not dismissed within sixty (60) days of filing; (ii) the other Party dissolves, liquidates, or institutes any proceedings for the liquidation or winding up of its business or for the termination of its corporate charter; or (iii) the other Party ceases to conduct its business in the ordinary course.

         11.3 TERMINATION FOR NON-PAYMENT. In addition to its other rights under this Section 11, Supplier may suspend performance of its obligations under this Agreement if Buyer is more than thirty (30) days late in payment of any undisputed invoices. Upon Buyer's payment of such invoices, Supplier shall promptly resume performance of its obligations hereunder.

         11.4 TERMINATION OF BUYER SPIN-OFF AGREEMENTS. In addition to the termination rights set forth in Section 11.2, Supplier shall have the right to terminate without cause a Buyer Spin-off Agreement entered into pursuant to
Section 2.1(c) upon six (6) months prior written notice to such Buyer Spin-off in the event such Buyer Spin-off is merged with or acquired by an entity that is reasonably deemed to be a Competitor of Supplier; provided that Supplier will continue to manufacture, supply, and provide to Buyer Spin-off, in accordance with the Wafer purchase procedures of such Buyer Spin-off Agreement, any Wafers ordered by such Buyer Spin-off for delivery prior to the expiration of such six
(6) month

                                      14.

period. This provision shall be incorporated in the Buyer Spin-off Agreements and shall apply to Buyer Spin-offs, notwithstanding such Buyer Spin-offs assuming the rights and obligations of "Buyer" under this Agreement.

         11.5 EFFECT OF TERMINATION. The rights and obligations under Sections 1 (Definitions), 3.14 (Final Test and Probe Services), 5 (Pricing and Payments), 7 (Warranty and Disclaimer), 8 (Indemnification), 9
(Confidentiality), 10 (Limitations of Liability), 11.5 (Effect of Termination), and 12 (General) will survive termination or expiration of this Supply Agreement for any reason.

12.      GENERAL.

         12.1 AGENCY. Under this Supply Agreement (i) each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party; (ii) neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party; and (iii) neither Party will hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.

         12.2 GOVERNING LAW; VENUE AND JURISDICTION. This Supply Agreement will be governed by, subject to, and construed in accordance with the internal laws of the State of California, as such laws apply to contracts between California residents performed entirely within California. Venue for any dispute however arising under this Supply Agreement shall be in Orange County, California and both Parties hereby consent to jurisdiction of the State and Federal Courts in Orange County, California. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Supply Agreement.

         12.3  DISPUTE RESOLUTION AND ESCALATION.

               (a) In the event that any dispute, claim or controversy (collectively, a "DISPUTE") arises out of or relates to any provision of this Supply Agreement or the breach, performance or validity of invalidity thereof, an appropriate authorized manager of Buyer and an appropriate authorized manager of Supplier shall attempt a good faith resolution of such Dispute within thirty
(30) days after either Party notifies the other Party of such Dispute. If such Dispute is not resolved within thirty (30) days of such notification, such Dispute will be referred for resolution to Supplier's President and Buyer's Chief Executive Office. Should they be unable to resolve such Dispute within thirty (30) days following such referral to them, or within such other time as they may agree, Supplier and Buyer shall submit such Dispute to binding arbitration, initiated and conducted in accordance with the then-existing American Arbitration Association Commercial Arbitration Rules, before a single arbitrator selected jointly by Supplier and Buyer. If Supplier and Buyer cannot agree upon the identity of an arbitrator within ten (10) days after the arbitration process is initiated, then the arbitration shall be conducted before three (3) arbitrators, one (1) selected by Buyer and, one (1) selected by Supplier, and the third selected by the first two. The arbitration shall be conducted in the County of Orange, California and shall be governed by the United States Arbitration Act, 9 USC Sections 116, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitrator(s) shall have case management authority and shall resolve the Dispute in a final award within one hundred eighty (180) days from the commencement of the arbitration action, subject to any extension of time thereof allowed by the arbitrators upon good cause shown. There shall be no appeal from the arbitral award, except for fraud committed by an arbitrator in carrying out his or her duties under the aforesaid rules; otherwise the Parties irrevocably waive their rights to judicial review of any Dispute arising out of or related to this Supply Agreement. Notwithstanding the foregoing, either Party may pursue immediate equitable relief in the event of a breach of Section 9 or an alleged violation or misappropriation of the intellectual property rights of either Party.

                                      15.

               (b) During any period in which the Parties are resolving a Dispute pursuant to this Section 12.3, the Parties shall continue to provide the Wafers and Services pursuant to the terms of this Supply Agreement; provided, however, that if the Parties jointly determine that any such Wafers or Services shall be suspended during the period in which the Parties are resolving a Dispute, then the deadlines and time periods in which such Wafers or Services are to be provided pursuant to this Supply Agreement (as described herein) shall be extended for the same amount of time as the Wafers or Services were suspended.

         12.4 THIRD-PARTY BENEFICIARIES. Except for Buyer Spin-offs, there are no third party beneficiaries of this Supply Agreement. Except for the rights of Buyer Spin-offs to purchase Wafers from Supplier at the pricing established under this Supply Agreement, no provision of this Supply Agreement, express or implied, is intended or will be construed to confer upon or give to any customer or other person other than the Parties any rights, remedies, or other benefits under or by reason of this Supply Agreement.

         12.5 COMPLIANCE WITH LAW. The Parties will at all times comply with all applicable foreign, U.S., state, and local laws, rules and regulations relating to the execution, delivery and performance of this Supply Agreement. Each Party agrees that it will not export or reexport, resell, ship, provide, or divert or cause to be exported or reexported, resold, shipped, provided, or diverted directly or indirectly any software, documentation, or technical data, nor any Wafer or Service, to any country or to any person or entity for which the government (or any agency thereof) of the United States, or any foreign sovereign government with competent jurisdiction requires an export license or other governmental approval without first obtaining such license or approval.

         12.6 FORCE MAJEURE. Neither Party shall be liable for failure or delay in performance of its obligations under this Supply Agreement to the extent such failure or delay is due to causes beyond its reasonable control including, without limitation, an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, or other catastrophe. If a Party's performance under this Supply Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its reasonable commercial efforts to mitigate the impact of the force majeure event on its performance under this Supply Agreement.

         12.7 AMENDMENT; LATER AGREEMENT. This Supply Agreement may not be amended, modified, or supplemented by the Parties in any manner, except by an instrument in writing signed by Buyer and Supplier and specifically reciting that it amends this Supply Agreement. No purchase order or acknowledgement will amend this Supply Agreement. All matters designated herein as subject to agreement of the Parties must be agreed upon in a writing signed by authorized representatives of both Parties for such agreement to be effective.

         12.8 ASSIGNMENT. Except as otherwise expressly provided in this Supply Agreement, neither Party shall assign or transfer this Supply Agreement or all or any part of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party which shall not be unreasonably refused or delayed. Notwithstanding the foregoing and provided such entity is not a Competitor of the other Party, either Party may assign this Supply Agreement in whole or in part (i) to any subsidiary of such Party; (ii) to a successor of such Party in the event of a merger or acquisition of such Party; or (iii) to a successor of any portion of the business of such Party resulting from a divestiture of such business, and constituting the Supplier Fab in the case of Supplier, or constituting substantially all of Buyer's business(es) purchasing the Wafers and Services in the case of Buyer, and the other Party's consent to any of the foregoing assignments will not be required. Any unauthorized assignment or transfer

                                      16.

shall be null and void. This Supply Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

         12.9 NOTICES. Any notice, consent, approval, or other communication intended to have legal effect to be given under this Supply Agreement (other than a purchase order or invoice) must be in writing and will be delivered (as elected by the Party giving such notice): (i) personally; (ii) by postage prepaid registered or certified airmail, return receipt requested; (iii) by express courier service providing proof of delivery; or (iv) by facsimile with a confirmation copy deposited prepaid with an express courier service providing proof of delivery. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (y) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by mail, or by express courier; or (z) one (1) business day after receipt by telecopy if the telecopy was accompanied by the mailing of the notice courier service. Each Party may change its address for purposes hereof on not less than three (3) days' prior notice to the other Party. Notice hereunder will be sent to the following addresses:

         If to Buyer, to:                       If to Supplier, to:

         Conexant Systems, Inc.                 Alpha Industries, Inc.
         4311 Jamboree Road                     25 Computer Drive
         Newport Beach, CA 92660-3095           Haverhill, MA 01832-1236
         Attn: Chief Executive Officer          Attn: President

         With a copy:

         If to Buyer, to:                       If to Supplier, to:

         Conexant Systems, Inc.                 Alpha Industries, Inc.
         4311 Jamboree Road                     25 Computer Drive
         Newport Beach, CA 92660-3095           Haverhill, MA 01832-1236
         Attn: General Counsel                  Attn: General Counsel

         12.10 WAIVER. If a Party fails to insist on performance of any of the terms and conditions, or fails to exercise any of its rights or privileges of this Supply Agreement, such failure will not constitute a waiver of such terms, conditions, rights, or privileges.

         12.11 SEVERABILITY. If the application of any provision or provisions of this Supply Agreement to any particular facts or circumstances is held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Supply Agreement will not in any way be affected or impaired thereby; and
(ii) such provision or provisions will be reformed without further action by the Parties and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

         12.12 COUNTERPARTS AND FACSIMILE. This Supply Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one and the same instrument. The Parties intend that each Party will receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Supply Agreement, including the signature pages hereto, will be deemed to be an original.

                                      17.

         12.13 RULES OF CONSTRUCTION. As used in this Supply Agreement, all terms used in the singular will be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein," and "hereunder" refer to this Supply Agreement as a whole, including the attached exhibits, as the same may from time to time be amended or supplemented, and not to any subdivision in this Supply Agreement. When used in this Supply Agreement, unless otherwise expressly stated, "including" means "including, without limitation" and "discretion" means sole discretion. Unless otherwise expressly stated, when a Party's approval or consent is required under this Supply Agreement, such Party may grant or withhold its approval or consent in its discretion. References to "Section" or "Exhibit" will be to the applicable section or exhibit of this Supply Agreement. Descriptive headings are inserted for convenience only and will not be utilized in interpreting the Supply Agreement. This Supply Agreement has been negotiated by the Parties and reviewed by their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

         12.14 ENTIRE AGREEMENT. As to the subject matter hereof: (i) this Supply Agreement, including its exhibits, sets forth the entire agreement between Buyer and Supplier; (ii) no promise, inducement, understanding, or agreement not expressly contained herein has been made; and (iii) this Supply Agreement merges and supersedes any and all previous agreements, understandings, and negotiations between the Parties. The terms and conditions of this Agreement supersede any terms or conditions in any purchase order, form acknowledgement or other instrument issued by either Party in connection with this Agreement which add to or differ from this Agreement and such additional or differing terms and conditions shall have no force or effect.

                                      18.

         IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the Effective Date by the undersigned duly authorized representatives of each Party.

BUYER:                                    SUPPLIER:

CONEXANT SYSTEMS, INC.                    ALPHA INDUSTRIES, INC.

By: /s/ Dennis E, O'Reilly                By: /s/ Paul E . Vincent
    -----------------------------            ------------------------------
Name:   Dennis E, O'Reilly                Name:  Paul E . Vincent

Title:  Senior Vice President,            Title: Vice President,
          General Counsel and                    Chief Financial Officer,
          Secretary                              Treasurer and Secretary















                                      19.

                              EXHIBIT A - PRICING

GAAS WAFER PRICE THROUGH PCM PASS

---------------------------------------------------
PROCESS        PRICE
---------------------------------------------------
CMD           [CONFIDENTIAL TREATMENT REQUESTED]/*/
---------------------------------------------------
HDG2          [CONFIDENTIAL TREATMENT REQUESTED]/*/
---------------------------------------------------
HBT-DG        [CONFIDENTIAL TREATMENT REQUESTED]/*/
---------------------------------------------------

POST PROBE PROCESSING CHARGE (BY PART NUMBER)
* Includes parametric test, Grind, ink, and scribe and break

----------------------------------------------------------------------
 PART NUMBER    MASK NUMBER      COST PER WAFER
----------------------------------------------------------------------
CX60057           N/A            [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
CX60077           60077          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
CX60077-IB        60077          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
CX60083           60103          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
CX60087           60087          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1901             40065          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1902A24          60044          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1902A6           60044          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1903A24          60017,60072    [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1904             40068          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1905             60061          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1906             60062          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1910             60066          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1911             60017,60072    [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
R1912             60017,60072    [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
RS706             60078          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------
RS711             60079          [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------------------------------------------------------------------

PRORATED WAFER CANCELLATION COST

---------------------------------------------------------------------------------------------
               Raw Material                             Cost Per Step Completed
---------------------------------------------------------------------------------------------
CMD            [CONFIDENTIAL TREATMENT REQUESTED]/*/    [CONFIDENTIAL TREATMENT REQUESTED]/*/
---------------------------------------------------------------------------------------------
HDG2           [CONFIDENTIAL TREATMENT REQUESTED]/*/    [CONFIDENTIAL TREATMENT REQUESTED]/*/
---------------------------------------------------------------------------------------------
HBT-DG         [CONFIDENTIAL TREATMENT REQUESTED]/*/    [CONFIDENTIAL TREATMENT REQUESTED]/*/
---------------------------------------------------------------------------------------------

                       EXHIBIT B - QUALITY SPECIFICATIONS

Level I
NP-M-0001 Newbury Park Quality Manual

Level II
NP-01084 Epi Wafer Specification

Level II
NP-01065 Wafer Visual Inspection Standard

Level II
NP-CP-4009 HBT Quality Plan

Level II
NP-01064 Specification for Handling, Packaging and Storage of GaAs Products

                  EXHIBIT C - NEW PROCESS TECHNOLOGY PROCEDURES

NP-01422 HBT3-DG Design Guide

NP-01247 HBT3-DG Design Rule Specification

                         EXHIBIT D - WAFER CYCLE TIMES

The following sets forth the average wafer cycle times:

Digital Wafer Fabrication = 12 weeks

Post Probe Processing = 2 weeks

               EXHIBIT E - FINAL TEST AND PROBE SERVICES SUPPORT

QUALITY ASSURANCE (EFFECTIVELY 1 PERSON OF SUPPORT):

Incoming Package inspection / First Article Inspection on New Products

Outgoing package inspection post test and Shipping Inspection

Wafer Lot acceptance post Fab (GaAs)

Wafer outgoing inspection post scribe, break

Die Visual inspection

Logistical coordination of Test equipment calibration for Buyer owner equipment

Documentation review & Approval TECO, DMS & STR

PRODUCTION CONTROL ACTIVITIES:(EFFECTIVELY 1 PERSON FOR SUPPORT) RECEIVING:

Receive parts, prepare receiving log sheet, verify for package count and damage, deliver to recipient.

PRODUCTION CONTROL:

Receive parts from Receiving, Match paperwork to Purchase Order.

Prepare Promis lot follower and submit parts and lot follower to Test.

Place Lot Holds and perform Lot splits to support shipment requirements as directed.

Maintain and report Engineering Held inventory.

PRODUCTION PLANNING:

Participate in scheduling and delivery requirements meetings with Buyer.

Provide delivery commitments based on capacity and indicated priorities.

WIP monitoring to assure on time delivery commitments.

Development of Promis Prods for new products.

Focal point for problem resolution related to Purchase orders, work orders, actual parts received mismatches.

Co-ordinate procedure changes to meet Buyer requirements.

INDUSTRIAL ENGINEERING : (VARIABLE SUPPORT AS REQUIRED)

Layout support

WIP movement plans

Staffing analysis

Capacity modeling only to support OEE improvement

                       EXHIBIT F - DELIVERY AND LOGISTICS

SERVICES SUPPLIED TO BUYER

    Supplier receives Purchase Order from Buyer

    Supplier receives Product with detailed Work Order instructions for requested Services

    Supplier creates Lot Follower in PROMIS for WIP tracking

    Supplier performs Services requested

    Supplier performs Quality Assurance checks

    Supplier prepares Notice to Ship to Buyer

    Supplier ships product to Buyer

GOODS SUPPLIED TO BUYER

    Supplier receives Purchase Order from Buyer

    Supplier creates Lot Follower in PROMIS for WIP tracking

    Supplier Fabricates Wafers

    Supplier performs Quality Assurance checks

    Supplier prepares Notice to Ship to Buyer

    Supplier ships Wafers to Buyer

                                       25.

                              EXHIBIT G - REPORTS

Supplier shall prepare and provide the following reports to Buyer.

Monthly Yield Reports (demonstrated) - fab line yield, probe, assembly, test - as applicable

Monthly Cycle-Time Report (demonstrated) -

Monthly Queue-Time Report (demonstrated) - can be combined with Cycle-Time report if easier

Monthly On-Time Delivery Report (demonstrated) -

Weekly WIP Report(snapshot)-

Monthly Diebank Inventory report (snapshot) -

Monthly Raw Material Inventory Report (snapshot) - (substrates, tape/reel material, trays, etc)

                                      26.